Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2012 relating to the financial statements as of and for the years ended December 31, 2011 and 2010 of The Ex One Company, LLC and Subsidiaries appearing in the Prospectus filed pursuant to Rule 424(b)(4) of The ExOne Company (No. 333-185933) on February 7, 2013.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

March 5, 2013